UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2012

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Kinder Morgan, Inc. (the “Corporation”) was held on May 9, 2012.  A total of 701,240,204 shares of the Corporation’s common stock entitled to vote were present in person or represented by proxy at the meeting, constituting a quorum for the transaction of business.  At the meeting, the Corporation’s stockholders were asked to vote on the following proposals: (i) the election of the nominated directors; (ii) the ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2012; (iii) the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers; and (iv) the frequency with which the Corporation will hold an advisory vote on the compensation of its named executive officers.

Proposal 1

Each of the thirteen directors nominated by the Corporation was elected by the following votes:

Nominee	For	Withheld	Non-Votes
Richard D. Kinder	681,144,765	745,139	19,350,300
C. Park Shaper	680,922,496	967,408	19,350,300
Steven J. Kean	680,922,991	966,913	19,350,300
Henry Cornell	677,226,728	4,663,176	19,350,300
Deborah A. Macdonald	680,859,525	1,030,379	19,350,300
Michael Miller	681,445,104	444,800	19,350,300
Michael C. Morgan	681,681,872	208,032	19,350,300
Kenneth A. Pontarelli	677,228,054	4,661,850	19,350,300
Fayez Sarofim	680,593,808	1,296,096	19,350,300
Joel V. Staff	663,377,346	18,512,558	19,350,300
John Stokes	681,688,195	201,709	19,350,300
R. Baran Tekkora	680,213,040	1,676,864	19,350,300
Glenn A. Youngkin	680,233,916	1,655,988	19,350,300

Proposal 2

The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2012 was approved by the following votes:

For	Against	Abstain	Non-Votes
693,879,193	822,361	77,608	0

Proposal 3

The proposal to approve, on an advisory basis, the compensation of the Corporation’s named executive officers was approved by the following votes:

For	Against	Abstain	Non-Votes
673,718,622	1,609,462	100,777	19,350,300

Proposal 4

The proposal on the frequency with which the Corporation will hold an advisory vote on the compensation of its named executive officers received the following votes:

1 Year	2 Years	3 Years	Abstain	Non-Votes
35,337,242	212,981	638,697,632	1,181,007	19,350,300

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: May 14, 2012	By:	/s/Joseph Listengart
Joseph Listengart Vice President and General Counsel